UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 8, 2020 (June 3, 2020)

EDUCATIONAL DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146
(Address of Principal Executive Offices) (Zip Code)

(918) 622-4522
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $.20 par value	EDUC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.02. Termination of a Material Definitive Agreement.

On June 3, 2020, Educational Development Corporation (the “Company”), repaid the loan with MidFirst Bank as the lender (“Lender”) in an aggregate principal amount of $2,912,500 (the “Term Loan #2”) which was originally borrowed on June 28, 2016 with the proceeds being used to fund ongoing operations.  The collateral for Term Loan #2 was the Company’s owned facility located at 10302 East 55th Place, Tulsa, Oklahoma that contains approximately 105,000 square feet of usable space, including 8,000 square feet of office and 97,000 square feet of warehouse space.   The Company uses approximately 76,000 square feet of warehouse space for overflow inventory.   The remaining 8,000 square feet of office and 21,000 square feet of warehouse are leased to third-party tenants with multi-year lease agreements.

The Company issued a press release regarding the loan repayment.

Item 7.01. Regulation FD Disclosure.

On June 8, 2020, Educational Development Corporation, announced via press release, the repayment of Term Loan #2.

Item 9.01. Financial Statements and Exhibits.

(d)        EXHIBITS

Exhibit Number	Description
99.1	Press release dated as of dated June 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATIONAL DEVELOPMENT CORPORATION

Date: June 8, 2020	By:	/s/ Randall W. White
Randall W. White
President and Chief Executive Officer